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                                 AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                                               ARTICLES SUPPLEMENTARY

         AMERICAN  CENTURY  STRATEGIC ASSET  ALLOCATIONS,  INC., a Maryland  corporation  whose principal  Maryland office is located  in  Baltimore,  Maryland  (the  "Corporation"),  hereby  certifies  to the State  Department  of
Assessments and Taxation of Maryland that:

         FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the Articles of  Incorporation  of the  Corporation,  the Board of Directors of the  Corporation has (i)
duly  increased  the total number of shares of capital stock that the  Corporation  has authority to issue and (ii)
increased in some cases and  decreased in some cases the number of shares of capital  stock of certain  series that the  Corporation  has authority to issue in accordance with Section  2-105(c) of the Maryland  General  Corporation
Law (the "Reallocation").

         THIRD:  Immediately  prior to the  Reallocation  the  Corporation  had the  authority to issue One Billion
(1,000,000,000)  shares of capital stock.  Following the  Reallocation,  the Corporation has the authority to issue
Three Billion (3,000,000,000) shares of capital stock.

         FOURTH:  The par value of shares of the  Corporation's  capital  stock  before the  Reallocation  was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH:  Immediately  prior to the  Reallocation,  the  aggregate par value of all shares of stock that the
Corporation  was  authorized  to  issue  was  Ten  Million  Dollars  ($10,000,000).  After  giving  effect  to  the
Reallocation,  the  aggregate  par value of all  shares of stock that the  Corporation  is  authorized  to issue is
Thirty Million Dollars ($30,000,000).

         SIXTH:  Immediately  prior to the  Reallocation,  the four (4) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

         Series                                      Number of Shares            Aggregate Par Value

Strategic Allocation: Conservative Fund                        250,000,000                      $2,500,000

Strategic Allocation: Moderate Fund                            475,000,000                      $4,750,000

Strategic Allocation: Aggressive Fund                          270,000,000                      $2,700,000

Newton Fund                                                      5,000,000                       $ 50,000


         SEVENTH:  Immediately  prior to the  Reallocation,  the number of shares and  aggregate  par value of each allocated among the Classes of shares is as follows:



                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

Strategic Allocation: Conservative Fund               Investor                  115,000,000            $1,150,000
                                                      Institutional              60,000,000               600,000
                                                      Service                             0                     0
                                                      A                           5,000,000                50,000
                                                      B                           5,000,000                50,000
                                                      C                           5,000,000                50,000
                                                      R                           5,000,000                50,000
                                                      Advisor                    55,000,000               550,000
Strategic Allocation: Moderate Fund                   Investor                  230,000,000            $2,300,000
                                                      Institutional             125,000,000             1,250,000
                                                      Service                             0                     0
                                                      Advisor                   100,000,000             1,000,000
                                                      A                           5,000,000                50,000
                                                      B                           5,000,000                50,000
                                                      C                           5,000,000                50,000
                                                      R                           5,000,000                50,000
Strategic Allocation: Aggressive Fund                 Investor                  155,000,000            $1,550,000
                                                      Institutional              20,000,000               200,000
                                                      Service                             0                     0
                                                      Advisor                    75,000,000               750,000
                                                      A                           5,000,000                50,000
                                                      B                           5,000,000                50,000
                                                      C                           5,000,000                50,000
                                                      R                           5,000,000                50,000
Newton Fund                                           Investor                    5,000,000               $50,000

         EIGHTH:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the  Corporation  has
allocated  Two Billion Four Hundred  Fifty  Million  (2,450,000,000)  shares of the Three  Billion  (3,000,000,000)
shares of authorized  capital stock of the  Corporation.  As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles  Supplementary,  the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:





         Series                                      Number of Shares            Aggregate Par Value
Strategic Allocation: Conservative Fund                        800,000,000                      $8,000,000

Strategic Allocation: Moderate Fund                            800,000,000                      $8,000,000

Strategic Allocation: Aggressive Fund                          800,000,000                      $8,000,000

Newton Fund                                                     50,000,000                       $ 500,000

         NINTH:  Pursuant to authority  expressly  vested in the Board of  Directors  by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation,  the Board of  Directors of the  Corporation  (a) has duly  established classes  of  shares  (each  hereinafter  referred  to as a  "Class")  for the  Series of the  capital  stock of the
Corporation  and (b) has  allocated the shares  designated to the Series in Article  EIGHTH above among the Classes of  shares.  As a result of the  action  taken by the Board of  Directors,  the  Classes  of shares of the four (4)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:


                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

Strategic Allocation: Conservative Fund               Investor                  350,000,000            $3,500,000
                                                      Institutional             150,000,000             1,500,000
                                                      Service                             0                     0
                                                      A                          25,000,000               250,000
                                                      B                          25,000,000               250,000
                                                      C                          25,000,000               250,000
                                                      R                          25,000,000               250,000
                                                      Advisor                   200,000,000             2,000,000
Strategic Allocation: Moderate Fund                   Investor                  350,000,000            $3,500,000
                                                      Institutional             150,000,000             1,500,000
                                                      Service                             0                     0
                                                      Advisor                   200,000,000             2,000,000
                                                      A                          25,000,000               250,000
                                                      B                          25,000,000               250,000
                                                      C                          25,000,000               250,000
                                                      R                          25,000,000               250,000
Strategic Allocation: Aggressive Fund                 Investor                  350,000,000            $3,500,000
                                                      Institutional             150,000,000             1,500,000
                                                      Service                             0                     0
                                                      Advisor                   200,000,000             2,000,000
                                                      A                          25,000,000               250,000
                                                      B                          25,000,000               250,000
                                                      C                          25,000,000               250,000
                                                      R                          25,000,000               250,000
Newton Fund                                           Investor                   50,000,000              $500,000

         TENTH:  Except as otherwise  provided by the express provisions of these Articles  Supplementary,  nothing herein shall limit,  by inference or  otherwise,  the  discretionary  right of the Board of Directors to serialize, classify or reclassify  and issue any unissued  shares of any Series or Class or any unissued  shares that have not been  allocated to a Series or Class,  and to fix or alter all terms  thereof,  to the full extent  provided by the
Articles of Incorporation of the Corporation.

         ELEVENTH:  A description of the series and classes of shares,  including the  preferences,  conversion and other rights, voting powers, restrictions,  limitations as to dividends,  qualifications,  and terms and conditions for  redemption  is set forth in the  Articles  of  Incorporation  of the  Corporation  and is not changed by these
Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH:  The Board of Directors of the  Corporation  duly adopted  resolutions  dividing  into Series and
Classes  the  authorized  capital  stock of the  Corporation  and  allocating  shares to each as set forth in these
Articles Supplementary.

         IN WITNESS  WHEREOF,  AMERICAN  CENTURY  STRATEGIC  ASSET  ALLOCATIONS,  INC.  has caused  these  Articles
Supplementary  to be signed and  acknowledged  in its name and on its behalf by its Vice  President and attested to by its Assistant Secretary on this 7th day of June, 2005.

                                                     AMERICAN CENTURY
ATTEST:                                     STRATEGIC ASSET ALLOCATIONS, INC.



/s/ Otis H. Cowan                           /s/ Charles A. Etherington_____________
Name:  Otis H. Cowan                               Name:   Charles A. Etherington
Title:   Assistant Secretary                               Title:      Vice President


         THE UNDERSIGNED  Vice President of AMERICAN  CENTURY  STRATEGIC ASSET  ALLOCATIONS,  INC., who executed on behalf of said Corporation the foregoing Articles  Supplementary to the Charter,  of which this certificate is made a  part,  hereby  acknowledges,  in the  name  of  and on  behalf  of  said  Corporation,  the  foregoing  Articles
Supplementary to the Charter to be the corporate act of said  Corporation,  and further certifies that, to the best of his  knowledge,  information  and belief,  the matters and facts set forth  therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  June 7, 2005                                 /s/ Charles A. Etherington_____________
                                                     Charles A. Etherington, Vice President
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